UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/21/2006

Parkway Properties, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-11533

Maryland	74-2123597
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Jackson Place Suite 1000
188 East Capitol Street
P. O. Box 24647
Jackson, Mississippi 39225-4647
(Address of principal executive offices, including zip code)

(601) 948-4091
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 19, 2006, the Company's Board of Directors approved Articles Supplementary to the Company's Articles of Incorporation to reclassify 2,142,857 authorized shares of Series B Convertible Cumulative Preferred Stock, par value $.001 per share, into the same number of authorized but unissued shares of Common Stock, par value $.001 per share, of the Company subject to further classification or reclassification and issuance by the Company's Board of Directors. The Articles Supplementary were filed with the State Department of Assessments and Taxation of the State of Maryland on December 21, 2006 and became effective on that date. The Articles Supplementary are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits

The following are filed as exhibits to this Current Report on Form 8-K:

3.1 Articles Supplementary of Parkway Properties, Inc. filed with the State Department of Assessments and Taxation of the State of Maryland on December 21, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parkway Properties, Inc.

Date: December 27, 2006	By:	/s/ Mandy M. Pope
Mandy M. Pope
Chief Accounting Officer

Exhibit Index

Exhibit No.	Description
EX-3.1	Articles Supplementary of Parkway Properties, Inc. filed with the State Department of Assessments and Taxation of the State of Maryland on December 21, 2006